Exhibit 12    Computation of Ratios
- ----------    ---------------------

     The computations of the coverage of fixed charges, excluding the cumulative effect of the 1992 accounting change, before income taxes, and the coverage of combined fixed charges and preferred dividends for the twelve months ended March 31, 1994 and for each of the preceding five years on the basis of parent company operations only, are as follows.


                                               Twelve
                                               Months               For The Year Ended December 31,
                                               Ended     -----------------------------------------------------
                                              Mar. 31,
                                                1994       1993       1992       1991       1990       1989
                                              ---------  ---------  ---------  ---------  ---------  ---------
                                                                   (Thousands of Dollars)
Net income before cumulative effect
  of accounting change                        $217,901   $216,478   $172,599   $186,813   $165,199   $183,487
Taxes based on income                          114,464    107,223     76,965     80,988     70,962     92,593
                                              --------   --------   --------   --------   --------   --------

Income before taxes and cumulative effect
  of accounting change                         332,365    323,701    249,564    267,801    236,161    276,080
                                              --------   --------   --------   --------   --------   --------

Fixed charges:
  Interest charges                             139,390    141,393    138,097    138,512    127,386    113,305
  Interest factor in rentals                     5,942      5,859      6,140      5,690      4,237      4,338
                                              --------   --------   --------   --------   --------   --------

Total fixed charges                            145,332    147,252    144,237    144,202    131,623    117,643
                                              --------   --------   --------   --------   --------   --------

Income before income taxes, cumulative
  effect of accounting change and
  fixed charges                               $477,697   $470,953   $393,801   $412,003   $367,784   $393,723
                                              ========   ========   ========   ========   ========   ========


Coverage of fixed charges                         3.29       3.20       2.73       2.86       2.79       3.35
                                                  ====       ====       ====       ====       ====       ====


Preferred dividend requirements                $16,289    $16,255    $14,392    $12,298    $10,598     $9,235
                                              --------   --------   --------   --------   --------   --------


Ratio of pre-tax income to net income             1.53       1.50       1.45       1.43       1.43       1.50
                                                  ----       ----       ----       ----       ----       ----

Preferred dividend factor                      $24,922    $24,383    $20,868    $17,586    $15,155    $13,853
                                              --------   --------   --------   --------   --------   --------

Total fixed charges and preferred dividends   $170,254   $171,635   $165,105   $161,788   $146,778   $131,496
                                              ========   ========   ========   ========   ========   ========

Coverage of combined fixed charges
  and preferred dividends                         2.81       2.74       2.39       2.55       2.51       2.99
                                                  ====       ====       ====       ====       ====       ====

                                                       39

Exhibit 12    Computation of Ratios
- ----------    ---------------------

     The computations of the coverage of fixed charges, excluding the cumulative effect of the 1992 accounting change, before income taxes, and the coverage of combined fixed charges and preferred dividends for the twelve months ended March 31, 1994 and for each of the preceding five years on a fully consolidated basis are as follows.


                                               Twelve
                                               Months               For The Year Ended December 31,
                                               Ended     -----------------------------------------------------
                                              Mar. 31,
                                                1994       1993       1992       1991       1990       1989
                                              ---------  ---------  ---------  ---------  ---------  ---------
                                                                   (Thousands of Dollars)
Net income before cumulative effect
  of accounting change                        $242,950   $241,579   $200,760   $210,164   $170,234   $214,587
Taxes based on income                           68,737     62,145     79,481     80,737     63,360     99,766
                                              --------   --------   --------   --------   --------   --------

Income before taxes and cumulative effect
  of accounting change                         311,687    303,724    280,241    290,901    233,594    314,353
                                              --------   --------   --------   --------   --------   --------

Fixed charges:
  Interest charges                             220,933    221,312    226,453    225,323    199,469    165,709
  Interest factor in rentals                     9,309      9,257      6,599      6,080      4,559      4,705
                                              --------   --------   --------   --------   --------   --------

Total fixed charges                            230,242    230,569    233,052    231,403    204,028    170,414
                                              --------   --------   --------   --------   --------   --------

Nonutility subsidiary capitalized interest      (1,904)    (2,059)    (2,200)    (6,542)         -          -
                                              --------   --------   --------   --------   --------   --------

Income before income taxes, cumulative
  effect of accounting change and
  fixed charges                               $540,025   $532,234   $511,093   $515,762   $437,622   $484,767
                                              ========   ========   ========   ========   ========   ========


Coverage of fixed charges                         2.35       2.31       2.19       2.23       2.14       2.84
                                                  ====       ====       ====       ====       ====       ====


Preferred dividend requirements                $16,289    $16,255    $14,392    $12,298    $10,598     $9,235
                                              --------   --------   --------   --------   --------   --------


Ratio of pre-tax income to net income             1.28       1.26       1.40       1.38       1.37       1.46
                                                  ----       ----       ----       ----       ----       ----

Preferred dividend factor                      $20,850    $20,481    $20,149    $16,971    $14,519    $13,483
                                              --------   --------   --------   --------   --------   --------

Total fixed charges and preferred dividends   $251,092   $251,050   $253,201   $248,374   $218,547   $183,897
                                              ========   ========   ========   ========   ========   ========
Coverage of combined fixed charges
  and preferred dividends                         2.15       2.12       2.02       2.08       2.00       2.64
                                                  ====       ====       ====       ====       ====       ====

                                                       40